Exhibit 10.1


RAD COM
TEST-OF-THE-ART                                                            NEWS
--------------------------------------------------------------------------------

Contact:
David Zigdon, CFO
(972) 3-6455004
davidz@radcom.com

                                                         FOR IMMEDIATE RELEASE
                                                         ---------------------


              Radcom completES private placement; achieveS Nasdaq's
                  $10 million shareholders' equity requirement
               -- Company Closed $5.5M Private Placement (PIPE)--



      TEL-AVIV, Israel--March 29, 2004-- RADCOM Ltd. (RADCOM) (NASDAQ: RDCM) today announced that it has closed a $5.5 million private placement (or PIPE investment) of ordinary shares. Radcom's management believes that as a result of closing the PIPE investment, the Company has regained compliance with Nasdaq's $10 million shareholders' equity requirement.

      On December 1, 2003, Radcom received a Determination from Nasdaq's staff indicating that Radcom failed to meet Nasdaq's $10 million shareholders' equity requirement for continued listing. The staff Determination provided notice that Radcom's ordinary shares were subject to delisting from The Nasdaq National Market. The Company appealed the Determination and was granted a hearing before a Nasdaq Listing Qualifications Panel.

      On February 13, 2004, Radcom received a Panel Determination which determined to continue listing the ordinary shares on The Nasdaq National Market, subject to certain requirements, as further described below. The Company completed the PIPE investment as part of its plan to achieve compliance with the $10 million minimum shareholders' equity requirement.

      Under the PIPE investment, the Company issued 3,851,541 of its ordinary shares at an aggregate purchase price of $5.5 million or $1.428 per ordinary share. The Company expects to receive approximately $5.4 million, net of expenses. The Company also issued to the investors warrants to purchase up to 962,885 ordinary shares at an exercise price of $2.253 per share. The warrants are exercisable for two years from the closing of the PIPE. The securities offered in the PIPE have not been registered under the Securities Act of 1933, as amended (the "Act"), and may not be offered or sold in the United States absent registration, or an applicable exemption from registration, under the Act. The Company will register all PIPE-related shares (both those purchased and those issuable pursuant to the warrants) for resale. The investors in the PIPE included Star Ventures, B.C.S. Group, Yehuda Zisapel, Zohar Zisapel, and others.

      Radcom's ongoing compliance with the continued listing requirements will continue to be monitored by the Nasdaq Listing Qualifications Panel until the Company meets certain requirements of the Panel Determination. These requirements include publicly filing a balance sheet, including pro forma adjustments for any significant events or transactions occurring on or before the date of the filing, to demonstrate achievement of the shareholders' equity requirement. In addition, Radcom must demonstrate an ability to sustain compliance with the minimum shareholders' equity requirement over the long term. There can be no assurances that the Company will be able to sustain compliance with The Nasdaq National Market continued listing requirements.


                                       ###


RADCOM designs, manufactures, markets and supports network test and quality management solutions for service providers, developers and enterprises worldwide. The Company specializes in comprehensive performance measurement and voice quality management systems for VoIP and cellular converged networks as well as in a line of high quality, integrated, multitechnology WAN/LAN/ATM test solutions. For more information, please visit www.RADCOM.com.

Certain statements made herein that use the words "estimate," "project," "intend," "expect", "believe" and similar expressions are intended to identify forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve known and unknown risks and uncertainties which could cause the actual results, performance or achievements of the Company to be materially different from those which may be expressed or implied by such statements, including, among others, changes in general economic and business conditions and specifically, decline in demand to the Company's products, inability to timely develop and introduce new technologies, products and applications and loss of market share and pressure on prices resulting from competition. For additional information regarding these and other risks and uncertainties associated with the Company's business, reference is made to the Company's reports filed from time to time with the Securities and Exchange Commission.